EX-10.04 EMPLOYMENT AGREEMENT - Felitsky


                THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into this First day of August, 2001, by and between FIBR-PLAST CORP., an Oklahoma corporation (the "COMPANY") and TONY R. FELITSKY ("EXECUTIVE").

        W I T N E S S E T H:

        WHEREAS, the COMPANY desires to employ the EXECUTIVE on the terms and conditions hereinbelow set forth;

                NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of such is hereby acknowledged by the EXECUTIVE and the COMPANY, the COMPANY and EXECUTIVE hereby agree as follows:

        1.      EMPLOYMENT.

                (a) AGREEMENT TO EMPLOY. Upon the terms and subject to the conditions of this Agreement, the COMPANY shall employ EXECUTIVE, and EXECUTIVE hereby agrees to accept employment by the COMPANY.

                (b) TERM OF EMPLOYMENT. Unless terminated as provided in Paragraph 5.(a) hereof, the COMPANY shall employ EXECUTIVE pursuant to the terms of this Agreement for the period commencing on the date hereof (the "Commencement Date") and ending three years thereafter. The period during which EXECUTIVE remains employed by the COMPANY pursuant to this Agreement (as same may be amended or modified from time to time in accordance herewith) shall be referred to as the "Employment Period."

        2. POSITION AND DUTIES. During the Employment Period, the EXECUTIVE shall serve as Senior Vice-President of the COMPANY and shall have the duties, responsibilities and obligations customarily assigned to individuals serving as Senior Vice-President of comparable companies and such other duties, responsibilities and obligations not inconsistent with the position of EXECUTIVE with the COMPANY as may be specified by the Board of Directors of the COMPANY (the "Board") from time to time. The EXECUTIVE shall devote at least 90% of his time to the services required of the EXECUTIVE hereunder, except for vacation time and authorized periods of absence due to sickness, personal injury or other disability, and the EXECUTIVE shall use the EXECUTIVE'S best efforts, judgment, skill and energy to perform such services in a manner consonant with the duties of the EXECUTIVE'S position and to improve and advance the business and interests of COMPANY. EXECUTIVE represents that EXECUTIVE'S employment hereunder and compliance by EXECUTIVE with the terms and conditions of this Agreement shall not conflict with or result in the breach of any agreement to which EXECUTIVE is a party or by which EXECUTIVE may be bound. Notwithstanding anything in this Employment Agreement to the contrary, the term"COMPANY" as used in this Paragraph 2 shall refer to FIBR-PLAST CORP., an Oklahoma corporation, and any subsidiaries thereof which now exist or may exist during the Employment Period.

        3.      COMPENSATION.

                (a) BASE SALARY. During the Employment Period, the COMPANY shall pay the EXECUTIVE a base salary at the annual rate of $52,000. Subsequent to one year from the date hereof, such salary may be increased only by the unanimous consent of a Compensation Committee of the COMPANY'S Board of Directors (the "Compensation Committee"), provided that not less than two thirds of the members of such Committee consist of persons who are neither (i) otherwise affiliated with the COMPANY or
                (ii) related to the EXECUTIVE by blood, marriage or adoption. EXECUTIVE'S annual base salary payable hereunder is referred to herein as "Base Salary." The COMPANY shall pay EXECUTIVE'S Base Salary in equal weekly installments or in such other installments upon which the EXECUTIVE and the COMPANY may agree.

                (b) STOCK. As additional compensation to EXECUTIVE for signing this agreement and agreeing to its terms and conditions in full, the COMPANY will allow EXECUTIVE to purchase 140,000 shares of common stock of the COMPANY for .00002, par value.

                (c) STOCK OPTIONS. As additional compensation to EXECUTIVE for continuing compliance with the terms and conditions contained herein, the COMPANY will allow the EXECUTIVE to purchase additional shares of the common stock of the COMPANY for .00002, par value, in the following manner;

                        1.      500,000 on or after June 30, 2002, and

                        2.      500,000 on or after December 31, 2002, and

                        3.      500,000 on or after June 30, 2003, and

                        4. All options not exercised and purchased will expire 12 months after June 30, 2003.

                (d) ANNUAL INCENTIVE COMPENSATION. Upon the unanimous consent of the Compensation Committee which shall be composed of members as described in Paragraph 3.(a) above, the EXECUTIVE shall be entitled to receive an annual bonus in a maximum amount of 25% of the COMPANY'S net income for each year during the Employment Period. For purposes hereof, net income shall be computed in accordance with generally accepted accounting principals, consistently applied.

        4.      BENEFITS AND EXPENSES.

                (a) BENEFITS. During the Employment Period, the EXECUTIVE shall be eligible to participate in each pension, deferred compensation or welfare benefit plan sponsored or maintained from time to time by the COMPANY, if any, including without limitation each profit sharing, retirement or savings plan or program, and each group life, hospitalization, medical, dental, health, accident or disability insurance or similar plan or program of the COMPANY, in each case, whether now existing or established hereafter, to the extent that the EXECUTIVE is eligible to participate in any such plan or program in accordance with the COMPANY'S policies applicable to employees and the generally applicable provisions of such plans and programs. Notwithstanding the foregoing, the EXECUTIVE and his family shall also be entitled to continue to participate in the insurance policies that are now being paid for by the COMPANY and the EXECUTIVE shall be eligible to participate in comparable policies during the Employment Period.

                (b) VACATIONS. During the Employment Period, EXECUTIVE shall be entitled to up to four weeks of paid vacation annually and shall also be entitled to receive such perquisites as may be provided by the COMPANY in accordance with the then current policies and practices of the COMPANY.

                (c) BUSINESS EXPENSES. During the Employment Period, the COMPANY shall pay or reimburse the EXECUTIVE for all authorized expenses incurred or paid by the EXECUTIVE in the performance of the EXECUTIVE duties hereunder, including the use of a cellular telephone, upon presentation of expense statements or vouchers and such other information as the COMPANY may require and in accordance with the generally applicable policies and procedures of the COMPANY.

                (d) AUTOMOBILE. The COMPANY shall provide the EXECUTIVE with the use of, and insurance on, a leased automobile.

        5.      TERMINATION OF EMPLOYMENT.

                (a) EARLY TERMINATION OF THE EMPLOYMENT AGREEMENT. Notwithstanding the provisions of Paragraph1.(b) hereof, the Employment Period shall end upon the earliest to occur of:

                        (1)     the EXECUTIVE'S death; or

                        (2)     Termination Due to Disability; or

                        (3)     Termination for Cause

                (b) DEFINITIONS. For the purposes of Paragraph 5 of this Agreement, capitalized terms shall have the following meanings:

                        (1) "Termination for Cause" means a termination of the EXECUTIVE'S employment by COMPANY due to:

                                (A) the EXECUTIVE'S conviction of a felony or the entering by the EXECUTIVE of a plea of nolo contendere to a felony;

                                (B)     the EXECUTIVE'S gross negligence,
                                        dishonesty, malfeasance or misconduct
                                        in connection with the EXECUTIVE'S
                                        employment hereunder;

                                (C) Refusal by the EXECUTIVE, in breach of this Agreement, to perform the duties, responsibilities or obligations assigned to the EXECUTIVE pursuant to the terms hereof;

                                (D)     Any intentional violation by the
                                        EXECUTIVE of any federal or state law,
                                        rule or regulation applicable to the
                                        COMPANY under circumstances in which a
                                        determination is made by the COMPANY,
                                        in the exercise of the reasonable
                                        judgement of the COMPANY, that such
                                        violation will have a material adverse
                                        affect upon the business or reputation
                                        of the COMPANY; or

                                (E)     Any breach by the EXECUTIVE of any
                                        covenant contained in Paragraph6 of
                                        this Agreement.

                        (2) "Termination Due to Disability" means a termination of the EXECUTIVE'S employment by COMPANY because the EXECUTIVE has been incapable of fulfilling the positions, duties, responsibilities and obligations set forth in this Agreement because of physical, mental or emotional incapacity resulting from injury, sickness or disease for a period of: (A) at least three consecutive months; or (B) more than 120 days in any twelve month period. Any question as to the existence, extent or potentiality of the EXECUTIVE'S disability upon which the EXECUTIVE and COMPANY cannot agree shall be determined by a qualified, independent physician selected by the COMPANY and acceptable to both the COMPANY and the EXECUTIVE or, in the event of the EXECUTIVE'S mental or emotional incapacity, the EXECUTIVE'S legal representative. The determination of any such physician shall be final and conclusive for all purposes of this Agreement.

        6.      NONCOMPETITION AND CONFIDENTIALITY.

                (a) NONCOMPETITION. During the Employment Period and during the twelve month period following the Employment Period (the "Restriction Period"), the EXECUTIVE shall not become associated with any entity, whether as a principal, partner, employee, consultant or shareholder (other than as a holder of not in excess of five percent of the outstanding voting shares of any publicly traded COMPANY), that is in direct competition with COMPANY in any area of the United States.

                (b) CONFIDENTIALITY. Without the prior written consent of the COMPANY, other than as shall be necessary or advisable in the ordinary course of the COMPANY'S business, except to the extent required by an order of a court having competent jurisdiction or under subpoena from an appropriate governmental agency, the EXECUTIVE shall not disclose any trade secrets, customer lists, drawings, designs, information regarding product development, marketing plans, sales plans, manufacturing plans, management organization information (including data and other information relating to members of management), operating policies or manuals, business plans, financial records, packaging design or other financial, commercial, business or technical information relating to the COMPANY or information designated as confidential or proprietary that the COMPANY may receive belonging to suppliers, customers or others who do business with the COMPANY (collectively "Confidential Information") to any third person, unless such Confidential Information has been previously disclosed to the public by the COMPANY or is in the public domain (other than by reason of the EXECUTIVE'S breach of this Paragraph 6.(b). The provisions contained in this paragraph shall not be construed to prohibit the use by the EXECUTIVE of the EXECUTIVE'S knowledge, experience and other business talents developed over the years as an EXECUTIVE involved in business similar to the business of the COMPANY.

                (c) COMPANY PROPERTY. Promptly following the EXECUTIVE'S termination of employment, the EXECUTIVE shall return to the COMPANY all property of the COMPANY and all copies thereof in the EXECUTIVE'S possession or under the EXECUTIVE'S control, including without limitation all Confidential Information, in whatever media.

                (d) NON-SOLICITATION OF THE EXECUTIVE. During the Employment Period and the Restriction Period, the EXECUTIVE shall not, directly or indirectly, induce any employee of the COMPANY to terminate employment with COMPANY, and shall not, directly or indirectly, either individually or as owner, agent, employee, consultant or otherwise, employ or offer employment to any person who is or was employed by the COMPANY, unless such person shall have ceased to be employed by COMPANY for a period of at least one year.

                (e) INJUNCTIVE RELIEF WITH RESPECT TO COVENANTS. The EXECUTIVE acknowledges and agrees that the covenants and obligations of the EXECUTIVE with respect to noncompetition, nonsolicitation, confidentiality and the COMPANY'S property relate to special, unique and extraordinary matters and that a violation of any of the terms of such covenants or obligations will cause the COMPANY irreparable injury for which adequate remedies may not be available at law. Therefore, the EXECUTIVE agrees that the COMPANY shall be entitled to an injunction, restraining order or other equitable relief (without the requirement to post bond therefor) restraining the EXECUTIVE from committing any violation of the covenants or obligations contained in this Paragraph6. These injunctive remedies are cumulative and are in addition to any other rights and remedies COMPANY may have at law or in equity. In connection with the foregoing provisions of this Paragraph6, the EXECUTIVE represents that the EXECUTIVE'S economic means and circumstances are such that such provisions will not prevent the EXECUTIVE from providing for the EXECUTIVE and the EXECUTIVE'S family on a basis satisfactory to the EXECUTIVE.

        7.      MISCELLANEOUS.

                (a) SURVIVAL. The provisions of Paragraphs5, 6 and 7.(l) of this Agreement shall survive the termination hereof, whether such termination shall be by expiration of the Employment Period on the last day thereof specified in Paragraph1.(b) or by early termination of the Employment Period pursuant to Paragraph5.

                (b) BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the COMPANY and any person or entity that succeeds to the interest of the COMPANY (regardless of whether such succession occurs by operation of law or otherwise). This Agreement shall also inure to the benefit of the EXECUTIVE'S heirs, executors, administrators and legal representatives.

                (c) ASSIGNMENT. Neither this Agreement nor any of the rights or obligations hereunder shall be assigned or delegated by either party hereto without the prior written consent of the other party.

                (d) ENTIRE AGREEMENT. This Agreement supersedes any and all prior agreements between the parties hereto and constitutes the entire agreement between the parties hereto with respect to the matters referred to herein. No other agreement relating to the terms of the EXECUTIVE'S employment by the COMPANY, oral or otherwise, shall be binding between the parties unless it is in writing and signed by the party against whom enforcement is sought. There are no promises, representations, inducements or statements between the parties relating to the terms of the EXECUTIVE'S employment by the COMPANY, other than those that are expressly contained herein.

                (e) SEVERABILITY; REFORMATION. In the event that one or more of the provisions of this Agreement shall become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby. In the event that any of the provisions of Paragraphs6.(a) through 7.(d) are not enforceable in accordance with the terms of those paragraphs, respectively, the EXECUTIVE and the COMPANY agree that such paragraph(s) shall be reformed to make such paragraph(s) enforceable in a manner that provides the COMPANY with the maximum rights permitted at law.

                (f) WAIVER. Waiver by any party hereto of any breach or default by the other party or any of the terms of this Agreement shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived. No waiver of any provision of this Agreement shall be implied from any course of dealing between the parties hereto or from any failure by either party hereto to assert such party's rights hereunder on any occasion or series of occasions.

                (g) NOTICES. Any notice required or desired to be delivered under this Agreement shall be made in writing; shall be delivered by courier service, by registered mail, return receipt requested, or by facsimile; shall be effective upon such delivery by the party to which such notice shall be directed; and shall be addressed as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

        If to COMPANY:                  If to the EXECUTIVE:

        FIBR-PLAST CORP.                TONY R. FELITSKY
        3225 S. NORWOOD, SUITE 100      3225 S. NORWOOD, SUITE 100
        TULSA, OK. 74135                TULSA, OK. 74135

                (h) AMENDMENTS. This Agreement may not be altered, modified or amended, except by a written instrument signed by each of the parties hereto.

                (i) HEADINGS. Headings to paragraphs in this Agreement are for the convenience of the parties only and are not intended to be part of or to affect the meaning or interpretation hereof.

                (j) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                (k) WITHHOLDING. Any payments provided for herein shall be reduced by any amounts required to be withheld by the COMPANY from time to time under applicable federal, state or local income or employment tax laws or similar statutes or other provisions of law then in effect.

                (l) GOVERNING LAW. This Agreement shall be governed by the laws of the State of Oklahoma without reference to principles or conflicts or choice of law under which the law of any other jurisdiction would apply.

                (m) VENUE. Any suit, action or proceeding with respect to this Agreement shall be brought in the courts of Tulsa County in the State of Oklahoma or in the U.S. District Court for the Northern District of Oklahoma.


        IN WITNESS WHEREOF, the COMPANY has caused this Agreement to be executed by its duly authorized officer and the EXECUTIVE has hereunto set the EXECUTIVE'S hand as of the day and year first above written.

FIBR-PLAST CORP.

By: /s/ Thomas G. Watson
        ----------------
        Thomas G. Watson
        President


By: /s/ Tony R. Felitsky
        ----------------
        Tony R. Felitsky